ARTICLES OF AMENDMENT

(1)

(2) Cornerstone Core Properties REIT Inc.

a Maryland Corporation hereby certifies to the State Department of Assessments and Taxation of Maryland that

(3) The Charter of the corporation is hereby amended as follows:

THIS IS TO CERTIFY THAT:

FIRST, The Charter of Cornerstone Core Properties REIT, Inc. a Maryland corporation (the “Corporation”) is hereby amended by deleting existing Article 1, Section 1.1 in its and entirety and substituting in lieu thereof a new Section 1.1 to read as follows:

The name of the corporation (which is hereinafter called the “Corporation”) is:

Summit Healthcare REIT, Inc.

SECOND: The amendment to the Charter of the Corporation as set forth above has been duly approved by at least a majority of the entire Board of Directors as required by law. The amendment set forth herein is made without action of the stockholders of the Corporation, pursuant to Section 2-605(a)(1) of the Maryland General Corporation Law.

THIRD: The undersigned President acknowledges these Articles of Amendment to be the corporate act of the Corporation and as to all matter or facts required to be verified under oath the undersigned President acknowledges that to the best of his knowledge, information and belief, these matters and facts are turn in all material respects and that this statement is made under the penalties of perjury.

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name and behalf by its President and attested to by its Secretary on this 16th day of October, 2013.

This amendment of the charter of the corporation has been approved by

(4) At least a majority of the entire Board of Directors as required by law. The amendment set forth herein is mad without action of the stockholders of the Corporation, pursuant to Section 2-605(a)(1) of the Maryland General Corporation Law.

We undersigned President and Secretary swear under penalties of perjury that the foregoing is a corporate act.

/s/ Kent Eikanas	/s/ Kent Eikanas
Secretary	President

Return address of filing party:

Cornerstone Core Properties REIT, Inc.

1920 Main Street, Suite 400

Irvine, CA 92614